UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2016

KITE REALTY GROUP TRUST

KITE REALTY GROUP, L.P.

(Exact name of registrant as specified in its charter)

Maryland	001-32268	11-3715772
Delaware	333-202666-01	20-1453863
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

30 S. Meridian Street

Suite 1100

Indianapolis, IN 46204

(Address of principal executive offices) (Zip Code)

(317) 577-5600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On September 26, 2016, Kite Realty Group, L.P. (the “Operating Partnership”), the operating partnership of Kite Realty Group Trust (the “Company”), completed the previously announced offering of $300 million aggregate principal amount of 4.000% Senior Notes due 2026 (the “Notes”).

In connection with the issuance of the Notes, the Operating Partnership entered into an Indenture, dated September 26, 2016 (the “Base Indenture”), between the Operating Partnership, as issuer, and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated September 26, 2016 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Operating Partnership, the Company, as possible future guarantor, and the Trustee.

The Notes bear interest at a rate of 4.000% per annum accruing from September 26, 2016. Interest on the Notes is payable semi-annually on April 1 and October 1 of each year, beginning on April 1, 2017. The Notes will mature on October 1, 2026. The Notes are the Operating Partnership’s unsecured and unsubordinated obligations and rank equally in right of payment with all of the Operating Partnership’s existing and future unsecured and unsubordinated indebtedness. The Notes are not guaranteed by any subsidiary of the Company and will not initially, and may never, be guaranteed by the Company. However, under limited circumstances provided in the Supplemental Indenture, the Company will be required to guarantee the payment of principal of and premium, if any, and interest on the Notes when due if, and for so long as, the Company guarantees the Operating Partnership’s obligations under its existing credit agreement.

The Operating Partnership may redeem the Notes at its option and in its sole discretion at any time or from time to time prior to July 1, 2026 (three months prior to the maturity date) in whole or in part at the applicable make-whole redemption price specified in the Supplemental Indenture. If the Notes are redeemed on or after July 1, 2026, the redemption price will be equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to, but not including, the applicable redemption date.

The Indenture contains certain covenants that, among other things, restrict the Operating Partnership’s operations, subject to certain exceptions, with respect to its entity existence, properties, insurance, taxes, claims, provision of financial information, mergers, consolidations and asset sales. In addition, the Indenture requires that the Operating Partnership satisfy certain financial covenants, including:

•                  a maximum leverage ratio of 60%;

•                  a maximum secured indebtedness ratio of 40%;

•                  Consolidated EBITDA (as defined in the Indenture) to annual debt service charge ratio of at least 1.50 to 1.00; and

•                  a minimum of total unencumbered assets of at least 150% of total unsecured indebtedness.

These covenants are subject to a number of important exceptions and qualifications. The Indenture also provides for customary events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Notes to become or to be declared due and payable.

The foregoing description is a summary of the terms of the Indenture and the Notes and does not purport to be a complete statement of the parties’ rights and obligations thereunder. The foregoing description is qualified in its entirety by reference to the full text of the Base Indenture and the Supplemental Indenture, which are included as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and incorporated by reference herein.

The offering of the Notes was made pursuant to a shelf registration statement on Form S-3 (File No. 333-202666-01), which became effective upon filing with the Securities and Exchange Commission (the “SEC”) on March 11, 2015. A prospectus supplement, dated September 15, 2016, relating to the Notes and supplementing the prospectus dated March 11, 2015 was filed with the SEC on September 16, 2016.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Indenture, dated September 26, 2016, between Kite Realty Group, L.P., as issuer, and U.S. Bank National Association, as trustee
4.2	First Supplemental Indenture, dated September 26, 2016, among Kite Realty Group, L.P., as issuer, Kite Realty Group Trust, as possible future guarantor, and U.S. Bank National Association, as trustee
4.3	Form of Global Note representing the Notes (included in Exhibit 4.2)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

KITE REALTY GROUP TRUST

Date: September 27, 2016	By:	/s/ Daniel R. Sink

Daniel R. Sink
Executive Vice President and Chief Financial Officer

KITE REALTY GROUP, L.P.

	By:	Kite Realty Group Trust, its sole general partner

	By:	/s/ Daniel R. Sink

Daniel R. Sink
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
4.1	Indenture, dated September 26, 2016, between Kite Realty Group, L.P., as issuer, and U.S. Bank National Association, as trustee
4.2	First Supplemental Indenture, dated September 26, 2016, among Kite Realty Group, L.P., Kite Realty Group Trust, as possible future guarantor, and U.S. Bank National Association
4.3	Form of Global Note representing the Notes (included in Exhibit 4.2)